Exhibit 10.2

Fixed Assets Loan Contract

Fujian Branch, China Construction Bank

Contract No.: Jian Min Dong Ji Gu Dai Zi No. 1 (2014)

Borrower (Party A): Yida (Fujian) Tourism Group Ltd.

Address: No. 68 Xianfu Road, Zhangcheng Town, Yongtai County

Postal Code: 350700

Legal Representative (Principal Officer): Chen Minhua

Fax: 0591-28308305

Tel.: 0591-28308999

Lender (Party B): Fuzhou Chengdong Sub-Branch, China Construction Bank

Address: No. 56, Gutian Road, Fuzhou City

Postal Code: 350005

Principal Officer: Yang Dayuan

Fax: 83318423

Tel.: 83341725

WHEREAS Party A has applied for a loan from Party B and Party B has agreed to provide a loan to Party A for Party A’s construction of Yunding Tourism Zone Project located in China, Party A and Party B hereby enter into this Contract on the basis of mutual consensus in accordance with the relevant laws and regulations and to be complied with by both parties.

Article 1 Amount of the Loan

The Amount of the loan borrowed by Party A from Party B is RMB Twenty Five Million only.

Article 2 Purpose and Source of Repayment

Party A shall use the loan for investing in fixed assets. Without Party B’s written consent, Party A shall not change the purpose of the loan.

The fixed assets to be invested in (hereafter referred to as the “Project”)

Article 3 Term of the Loan

The Term of the loan is Two Thousand Eight Hundred Seventy Two days from September 24, 2014 to August 5, 2022.

If the start date of loan under this Contract is inconsistent with that in the Loan Transfer Certificate (also referred to hereafter as the Loan Receipt), the start date shall be the actual date indicated in the Loan Transfer Certificate upon the issuance of the first disbursement of loan, and the due date in Clause 1 hereof shall be adjusted accordingly.

The Loan Transfer Certificate is an integral part of this Contract and has the same legal effect as this Contract.

Article 4 Interest Rate, Penalty Interest Rate, Interest Calculation and Settlement

I. Interest Rate

An annual interest rate shall be adopted in this Contract. The interest rate shall be calculated as set forth in (4) below:

(I) Fixed rate, i.e. BLANK%, that shall remain unchanged during the loan period;

(II) Fixed rate, i.e. the benchmark interest rate as of the Interest Commencement Date BLANK (insert “plus” or “minus”) BLANK%, that shall remain unchanged during the loan period;

(III) Fixed rate, i.e. LPR BLANK (insert “plus” or “minus”) BLANK base point(s) (1 base point = 0.01%, accurate to 0.01), that shall remain unchanged during the loan period;

(IV) Floating interest rate, i.e. the benchmark interest rate as of the Interest Commencement Date plus (insert “plus” or “minus”) 0 % of such benchmark interest rate and adjusted once every twelve months during the period from the Interest Commencement Date to the date on which the entire principal and interest are paid back. This adjustment will be based on the benchmark interest rate on the interest rate adjustment date plus or minus the percentage listed above. The interest rate adjustment date is the day of the adjustment month that corresponds to the day of the month of the Interest Commencement Date and may be the last day of the adjustment month if there is no corresponding day in the adjustment month.

(V) Floating interest rate, i.e. LPR BLANK (insert “plus” or “minus”) BLANK base point(s) (1 base point = 0.01%, accurate to 0.01),and adjusted once every BLANK months during the period from the Interest Commencement Date to the date on which the entire principal and interest are paid back. This adjustment will be based on the LPR of the business day prior to the interest rate adjustment date plus or minus the base point(s) listed above. The interest rate adjustment date is the day of the adjustment month that corresponds to the day of the month of the Interest Commencement Date and may be the last day of the adjustment month if there is no corresponding day in the adjustment month.

(VI) BLANK

II. Penalty Interest Rate

(I) If the Borrower does not use the loan in accordance with this Contract, the penalty interest rate shall be the loan interest rate plus 100%; if the interest rate is adjusted under Article 4.I.(3) the penalty interest will be calculated accordingly after the interest rate has been adjusted and then increased by the amount set forth above.

(II) If Party A fails to repay the loan on due date, the overdue penalty interest rate under this Contract shall be the loan interest rate plus 50%; if the interest rate is adjusted under Article 4.I.(3) the penalty interest will be calculated accordingly after the interest rate has been adjusted and then increased by the amount set forth above.

(III) In case of both overdue repayment and misappropriation of the loan, the penalty interest rate or the compound interest rate shall be adopted, whichever is higher.

III. The Interest Commencement Date in this Article refers to the date on which the first disbursement of the loan is transferred to the stipulated disbursement account in Article 6 (hereafter referred to as “Disbursement Account”).

The benchmark interest rate for the first disbursement of the loan is based on the lending rate announced by the People’s Bank of China on the Interest Commencement Date, after which the benchmark interest rate shall be the lending rate issued by People’s Bank of China on the adjustment date when the lending interest rate is adjusted in accordance with the terms above; if no same-grade lending rate is issued by the People’s Bank of China, the benchmark interest rate shall comply with the publicly accepted or normal industry rates on the adjustment date, unless agreed otherwise.

LPR used in this Contract shall be determined according to the following item BLANK:

1. LPR for the first disbursement of the loan is the one-year RMB loan prime rate announced by China Construction Bank (“CCB LPR”) on the business day immediately prior to the effective date of this Contract, after which when the lending interest rate is adjusted in accordance with the terms above, LPR is CCB LPR on the business day immediately prior to the adjustment date.

2. LPR for the first disbursement of the loan is the one-year RMB loan prime rate announced by China Construction Bank (“CCB LPR”) on the business day immediately prior to the Interest Commencement Date, after which when the lending interest rate is adjusted in accordance with the terms above, LPR is CCB LPR on the business day immediately prior to the adjustment date.

3. LPR for the first disbursement of the loan is the one-year RMB loan prime rate announced by National Interbank Funding Center (“Market LPR”) on the business day immediately prior to the effective date, after which when the lending interest rate is adjusted in accordance with the terms above, LPR is Market LPR on the business day immediately prior to the adjustment date.

4. LPR for the first disbursement of the loan is the one-year RMB loan prime rate announced by National Interbank Funding Center (“Market LPR”) on the business day immediately prior to the Interest Commencement Date, after which when the lending interest rate is adjusted in accordance with the terms above, LPR is Market LPR on the business day immediately prior to the adjustment date.

IV. The loan interest shall be calculated from the date on which the loan is transferred to the Disbursement Account at a daily rate. The daily interest rate = annual rate / 360. If Party A fails to pay the interest on the settlement date, the compound rate shall be applied from the following day.

V. Settlement

(I) Loans with fixed interest rate shall be settled based on the agreed rate, while interest for loans with floating interest rates shall be calculated based on the floating interest rate for each floating interest period; in case of several interest rate fluctuations in a single settlement period, interest of each floating period shall be first calculated respectively and added together on the settlement date.

(II) The loan interest under this Contract is settled in the first way below:

1. For monthly settlements, the settlement date shall be the 20th day of each month;

2. For quarterly settlements, the settlement date shall be the 20th day of the last month of the quarter;

3. Other methods BLANK.

Article 5 Disbursement and Payment of Loan

I. Preconditions of Disbursement

Unless waived in full or in part by Party B, Party B shall undertake no obligation to disburse the loan unless all the following preconditions have been continuously satisfied:

1. Party A has completed all approval, registration, delivery, insurance and other statutory formalities related to the loan under this Contract;

2. If a guarantee is provided for this Contract, such guarantee has met with the requirements of Party B and has come into effect and shall remain effective;

3. Party A has opened an account for withdrawal and repayment subject to the requirements of Party B;

4. Party A has not defaulted in connection with any term or condition in this Contract or incurred any situation that may undermine the creditor’s rights of Party B;

5. Party B is not prohibited or restricted from issuing the loan to Party A by the requirement of any law, regulation, rule or authorized authority;

6. Capital funds in proportion to the loan to be issued have been in place in full amount, and the actual Project progress matches the investment amount;

7. Party A’s major financial indicators shall continuously comply with the requirements

8. In the event any of the following apply to a single payment (disbursement), Party A shall provide Party B with relevant materials:

(1) The amount of one single payment (disbursement) exceeds 5% of the total investment in the Project (RMB Twenty Five Million, Six Hundred Ninety Two Thousand, Six Hundred and Sixty only);

(2) The amount of one single payment (disbursement) exceeds over RMB 5 million;

BLANK

If any of the above situations apply, Party A shall provide Party B with the following:

(1) The loan transfer certificate and the payment settlement voucher signed by Party A; certificates on receipt and use of capital fund (e.g. registration capital certificate, details of capital fund, receipts on use of capital fund, payment vouchers, etc.); the corresponding transaction materials of payments (including, but not limited to commodity / labor service contract and invoices that proves the payment has actually been made);

(2) Other materials requested by Party B.

9. If a single payment (disbursement) does not fall into the situations set out in Clause I. 8, Party A shall provide Party B with the corresponding use plan of the disbursement and other materials requested by Party B;

10. Materials provided by Party A to Party B shall be:

(1) Legal, truthful, complete, accurate and effective;

(2) BLANK

(3) Other requirements put forward by Party B.

11. Other conditions:

BLANK

II. Planned Use of Loan

The planned use of loan is as set forth in number 4 below:

(I) The planned use of loan is as follows:

1. Date BLANK	amount BLANK;
2. Date BLANK	amount BLANK;
3. Date BLANK	amount BLANK;
4. Date BLANK	amount BLANK;
5. Date BLANK	amount BLANK;
6. Date BLANK	amount BLANK;
7. Date BLANK	amount BLANK;
8. Date BLANK	amount BLANK;
9. Date BLANK	amount BLANK;
10. Date BLANK	amount BLANK;

(II) The planned use of loan is as follows:

1. From BLANK	(date)	to BLANK	(date)
2. From BLANK	(date)	to BLANK	(date)
3. From BLANK	(date)	to BLANK	(date)
4. From BLANK	(date)	to BLANK	(date)
5. From BLANK	(date)	to BLANK	(date)
6. From BLANK	(date)	to BLANK	(date)
7. From BLANK	(date)	to BLANK	(date)
8. From BLANK	(date)	to BLANK	(date)
9. From BLANK	(date)	to BLANK	(date)
10. From BLANK	(date)	to BLANK	(date)

(III) Disbursement of loan shall be applied for at any time based on the actual needs of the Project.

(IV) Party A shall draw the first installment prior to October 30, 2014 and the last installment prior to July 6, 2015. Party A shall draw all the loan proceeds prior to the date specified above. Otherwise, any portion not drawn shall become void automatically.

III. Party A shall use the loan in accordance with the use plan set forth in Clause II, and shall not bring forward, postpone, split or cancel the withdrawal of the loan unless with Party B’s written consent.

Party A shall pay Party B a sum of the loan commitment fee as follows:

BLANK

The formula to calculate the loan commitment fee is as follows:

BLANK

Party A shall pay the loan commitment fee on a BLANK (alternatively, (1) monthly, (2) quarterly) basis and within the first five business day(s) of each BLANK (alternatively, (1) month, (2) quarter).

IV. In case that Party A uses the disbursement by installments, the expiration date of the loan term shall still be subject to Article 3.

V. Trustee Payment of Party B

1. In case that a single payment meets any condition listed in Clause I.8, Party A shall entrust Party B to pay the counterparty of Party A with the disbursement. Party A shall not make the payment to the counterparty by itself.

2. If entrusted to make such payment, Party B shall transfer the disbursement to the Loan Disbursement Account and then to the account of Party A’s counterparty directly. Party A shall not dispose of the loan in any form (including but not limited to the transfer or disbursement).

3. Party B shall undertake a pro forma review of the amount, time, recipient, method and account of payment based on the materials provided by Party A. Upon completion of such pro forma review of the payment factors, if Party B finds that such factors have met its requirements, it shall transfer the disbursement to Party A’s counterparty.

4. The foregoing pro forma review of the payment factors by Party B shall not be interpreted as Party B’s confirmation of the authenticity and legal and regulatory compliance of the transaction, nor shall Party B be involved in any dispute between Party A and its counterparty or any other third Party, or assume any liability or obligation for Party A. In addition, Party A shall compensate Party B for any loss incurred to Party B arising from the trustee payment.

5. Under the trustee payment arrangement with Party B, if any failure to transfer the disbursement to Party A’s counterparty’s account is caused by inaccurate information provided by Party A, then this situation shall be handled as agreed below:

(1) Any and all consequences therefrom, including, but not limited to, any and all losses due to failure in the payment of loan proceeds or failure in the prompt payment of loan proceeds to Party A’s counterparty shall be assumed by Party A and Party B shall not be held responsible therefor and any and all losses of Party B so incurred shall also be compensated by Party A; (2) Party A shall not dispose of such portion of loan proceeds in any way (including, but not limited to transfer and deposit withdrawal; (3) Party A shall promptly correct the information and provide the new materials within two business days on request of Party B.

6. Any risk, liability or loss in case of any failure, mistake or delay of the disbursement transfer caused by mistake of anyone other than Party B shall be borne by Party A. Party A shall compensate for any loss incurred to Party B arising therefrom.

VI. Party A shall assume any risk, liability or loss in the event that any authorized agency freezes or deducts any disbursement transferred into the Loan Disbursement Account. Party A shall compensate for any loss incurred to Party B arising therefrom.

Article 6 Account Use and Supervision

1. Loan Disbursement Account

Loan Disbursement Account under this Contract shall be determined as specified in (2) below:

(1) Party A shall open a Loan Disbursement Account in Party B for the disbursement and payment of the loan under this Contract within BLANK business day(s) following the effective date hereof before the first disbursement.

(2) Other accounts opened by Party A in Party B (Account No.: 35001610007052552630-3001).

2. Repayment Reserve Account

Party A shall open a Repayment Reserve Account in Party B or use the existing account (Account No.: 35001610007052552630-001) in Party B as the Repayment Reserve Account within two business days following the effective date hereof. The Repayment Reserve Account shall meet the following requirements:

(1) 90% of the Project’s or Party A’s cash flow (including but not limited to the ticket revenue, revenue from sightseeing vehicles, revenue from ropeway, revenue from restaurant, revenue from guest room, recreation revenue, etc.) shall be transferred to such account.

(2) The average reserve amount in such account shall meet the following requirement: BLANK.

(3) Party A shall ensure that the balance in the account on the business day immediately prior to each principal and / interest repayment date shall not be less that the amount due.

(4) Without consent of Party B, Party A shall not misappropriate the capital in the Repayment Reserve Account in any manner (including but not limited to transfer or disbursement)

3. Party B is entitled to supervise the account opened by Party A in Party B:

(1) Account No.:35001610007052552630

(2) Account No.: BLANK;

(3) Account No.: BLANK.

Supervision measures of Party B include but not limit to:

Party B may take all kinds of measures to trace the use of fund from the account and Party A shall cooperate unconditionally and shall provide the relevant conveniences for this purpose (including, but not limited to providing details of funds from account opened in other financial institutions, as requested by Party B).

Party A shall not misappropriate the capital in said account in any manner (including but not limited to the transfer or disbursement) without consent of Party B.

Article 7 Repayment

I. Principle of Repayment

Party A shall repay the loan under this Contract in accordance with the following principle:

Party B enjoys the right to first repay the advance payment by Party B for various fees that shall be paid by Party A and other fees for realizing Party B’s creditor’s rights with the repayment by Party A hereunder; and the remaining interest repayment shall be repaid prior to the remaining capital repayment and be settled when the latter is settled. But in case of a loan for which no principal or interest has been paid within ninety overdue days, or where otherwise required by laws and regulations, Party A shall repay the principal prior to the interest after the repayment of the said fees.

II. Interest Repayment

Party A shall repay the interest on the interest settlement date. The first interest repayment date is the first settlement date after the disbursement date of the loan, and the last repayment shall clear the interest and capital.

III. Repayment Plan

The repayment plan is determined as specified in (2) below:

(1) Repayment plan is as follows:

1. May 25, 2015: RMB 1.5 Million only;

2. October 25, 2015: RMB 1.5 Million only;

3. May 25, 2016: RMB 1.5 Million only;

4. October 25, 2015: RMB 1.5 Million only;;

5. May 25, 2017: RMB 1.5 Million only;

6. October 25, 2017: RMB 1.5 Million only;

7. May 25, 2018: RMB 1.5 Million only;

8. October 25, 2018: RMB 1.5 Million only;

9. May 25, 2019: RMB 1.5 Million only;

10. October 25, 2019: RMB 1.5 Million only;;

11. May 25, 2020: RMB 2 million only;

12. October 25, 2020: RMB 2 million only;

13. May 25, 2021: RMB 2 million only;

14. October 25, 2021: RMB 2 million only;

15. August 5, 2022: RMB 2 million only;

(2) BLANK

IV. Method of Repayment

Party A shall deposit a sufficient amount for current repayment in the Repayment Reserve Account or other accounts opened in Party B and automatically transfer the amount to repay the loan before the agreed repayment date hereof (Party B is entitled to transfer the amount from the foregoing accounts), or transfer the amount for repayment in other accounts on the agreed date hereof.

V. Early Repayment

Party A shall submit a written application to Party B within 20 business days before paying the loan and may repay part or all of the capital in advance with the consent of Party B.

Interest of early repayment of Party A shall be calculated based on the actual lending days and agreed loan interest rate hereof.

In case of Party B’s consent of Party A’s early repayment, Party B is entitled to receive compensation from Party A that is calculated based on 1 below:

1. Compensation = early repayment × number of months paid in advance × 1‰ (less than one month is calculated as one month);

2. BLANK.

In case of installment repayment by Party A, the early repayment of partial capital, shall follow the reverse sequence set forth in the Repayment Plan, after which the remaining non-repaid loan shall be calculated as the agreed loan interest rate hereof.

Article 8 Rights and Obligations of Party A

I. Rights of Party A

(1) Party A is entitled to request Party B to disburse the loan in accordance with this Contract;

(2) Party A is entitled to use the loan in accordance with this Contract;

(3) Party A is entitled to apply to Party B for loan extensions provided that it complies with the requirements of Party B;

(4) Party A is entitled to request Party B to keep financial information and other trade secrets in connection with Party A’s manufacturing and operation provided by Party A confidential, unless otherwise required by laws and regulations or by authorized agencies or as otherwise agreed by both Parties;

(5) Party A is entitled to refuse to provide any bribe demanded by Party B or its staff, and report such demand or Party B’s violation of state laws and regulations on credit interest rate and service charges to the relevant authorities.

II. Obligations of Party A

(1) Party A shall withdraw the loan and repay the entire principal and interest as well as any fees agreed under this Contract;

(2) Party A shall provide relevant financial statements, accounting and operation materials, etc. requested by Party B, including but not limited to the balance sheet as of the end of the previous quarter, the profit and loss statement (or the revenue and expenditure statement, in case of a public sector institution) as of the end of the previous quarter within the first 20 business days of the first month of each quarter, and the cash flow statement of the current year at the year end; in addition, Party A shall ensure that the information provided is legal, truthful, complete and valid, with no false materials or concealment of any significant financial or operational issues;

(3) In case of any major adverse event that has an impact on Party A’s solvency or other events that cause damage to Party B’ creditor’s rights, or in case of any changes to the name, legal representative (principal officer), address, business scope, registered capital or the articles of associations, Party A shall send a written notice and the related material after such change to Party B within 3 business days following the occurrence of such event or change;

(4) Party A shall use the loan in accordance with this Contract without diverting or misappropriating the loan or using the loan for illegal or non-compliant trades; and shall cooperate with and accept the inspection and supervision from Party B on its business, finance, and the use of loan under this Contract. In addition, Party A shall not evade the debt owed to Party B by surreptitiously withdrawing the capital or transferring the assets or through related transactions, nor utilize any false contract entered into with an affiliate to obtain capital or credit through discount or pledge with the notes receivable, accounts receivable and other financial claim without actual trades;

(5) If Party A uses the loan under this Contract for the purpose of production and construction, it shall comply with the state environmental regulations;

(6) Party A shall not provide guarantee with the assets generated from the loan under this Contract to any third parties without the prior consent of Party B before repaying the entire amount of principal and interest;

(7) Party A shall promptly report to Party B the related transactions with value equal to more than 10% of the net assets of Party A if it is a group client, including: (a) the relationship among the transaction parties; (b) items and nature of transactions; (c) amount or corresponding proportion of the transactions; (d) pricing polices (including transactions with no amount or only nominal amount);

(8) Party A shall ensure the approval of the proposed Project by relevant authority and no illegal practice, as well as obtain sufficient capital or other funds to be raised at the prescribed proportion, within the stipulated time period and in full amount, and obtain sufficient project capital in proportion to the loan which shall be used together with the loan, as well as complete the Project as planned;

(9) Party A shall obtain written consent from Party B before Party A undertakes merger, division, equity transfer, outbound investment and substantial increase in debt financing, etc. However, such written consent of Party B shall not affect Party B’s right to resort to any remedies hereunder if Party B finds that the said actions may damage its creditor’s rights;

(10) Party A shall regularly summarize and report the payment of loan to Party B on a monthly basis [alternatively, (1) monthly, (2) quarterly]. Party A shall report the payment of loan in the previous month [alternatively, (1) month, (2) quarter] within the first 10 business days of each month [alternatively, (1) month, (2) quarter].

(11) Party A shall assist and cooperation Party B with the inspection and supervision of the business, financial activities and construction and operation of the Project, and request the sponsor of the Project to cooperate with such inspection and supervision by Party B.

Article 9 Rights and Obligations of Party B

I. Party B is entitled to request Party A to repay the principal, interest and expenses of the loan on time, to manage and control the payment of the loan, to dynamically monitor the income cash flow of the Project and the entire cash flow of Party A, to exercise other rights agreed hereunder, and to request Party A to perform any other obligations under this Contract;

II. Party B shall disburse the loan in accordance with this Contract, except for delays caused by the fault of Party A or by any other reason that cannot be attributed to Party B;

III. Party B shall keep the trade secrets in connection with financial information and manufacturing and operation provided by Party A confidential, unless otherwise required by laws and regulations, or otherwise required by authorized agencies or otherwise agreed by both Parties;

IV. Party B shall not offer bribe to Party A and its staff, or demand for or accept any bribe from Party A and its staff;

V. Party B shall not commit any conduct not in good faith or that will damage the legal rights of Party A.

Article 10 Default Liability and Remedies for Damage to Creditor’s Right of Party B

I. Party B’s Default Event and Default Liability

(1) Party A may request Party B to continue to disburse the loan hereunder if Party B has no justifiable reason to reject such disbursement;

(2) Party A is entitled to request Party B to return any interest or fees charged by Party B in violation of any prohibitive provisions of state laws and regulations.

II. Party A’s Default Event

(1) Party A breaches any provisions under this Contract or violates any statutory obligations;

(2) Party A expressly indicates or indicates by act that Party A will not perform any obligation under this Contract.

III. Possible Damage to Creditor’s Right of Party B

(1) Party B may deem it as damage to its creditor’s rights in the event of the following circumstances: Party A is under contract operation, custody (administration), lease, joint-stock reform, registered capital decrease, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, equity transfer, substantial increase of debt financing, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller, or major asset transfer, production stoppage, operation suspension, huge penalty imposed by the authorized authority, being cancelled from registration, revocation of business license, involvement in material legal disputes, serious difficulty in production and operation, or deterioration of financial position, inability of the legal representative or the principal to normally perform its duties;

(2) Party B may deem it as damage to its creditor’s rights in the event of the following circumstances: Party A’s failure to repay the mature debt (including the mature debts to each agency of the China Construction Bank or other third parties), transferring assets at undervalued cost or for free, reducing debts for third parties, indolence in exercising the creditor’s or other rights, or providing guarantees to third parties; Party A’s financial indicators not continuously meeting the requirements; Party A’s failure to repay the loan in accordance with this Contract, or avoiding payment entrusted by Party B by breaking up the total sum into smaller ones; the progress of the Project lagging behind the use of the loan; unusual fluctuations of capital in any accounts of Party A (including but not limited to the Repayment Reserve Account and other accounts supervised by Party B);

(3) Shareholders of Party A abuse the independent legal person status of company or the limited liability of shareholders to evade the debt, which Party B deems it as a possible damage to its creditor’s rights;

(4) Any agreed precondition for the disbursement of loan under this Contract is not met in a continuous manner;

(5) Party B may deem it as damage to its creditor’s rights if any of the following circumstances occurs to the guarantor:

1. Violation of any agreement in the guarantee contract, or any fraud, mistake or omission in the representations or warranties thereof;

2. In the event of the following circumstances: contract operation, custody (administration), lease, joint-stock reform, registered capital decrease, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, equity transfer, substantial increase of debt financing, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller, or major asset transfer, production stoppage, operation suspension, huge penalty imposed by the authorized authority, being cancelled from registration, revocation of business license, involvement in material legal disputes, serious difficulty in production and operation or deterioration of financial position, inability of the legal representative or the principal to normally perform its duties;

3. Other circumstances under which the guarantee capacity will be or might be lost;

(6) Party B may deem it as damage to its creditor’s rights if the mortgage or pledge is under any of following circumstances:

1. Damage, loss, reduction in the value of mortgaged property or pledged property due to acts of a third party, collection by the state, confiscation, expropriation, unpaid recovery, removal, changes in market or any other reasons;

2. Seizure, detainment, freezing and deduction, auction, or supervision by administrative authorities, or ownership dispute of mortgaged property or pledged property;

3. Violation of the agreement set out in the mortgage contract or pledge contract by the mortgagor or pledger, or any fraud, mistake or omission in the representations or warranties thereof;

4. Other circumstances that may affect the realization of the rights of mortgage or pledge;

(7) Under the circumstance that the security is false, ineffective, invalid, revoked or repealed, or that the guarantor defaults or expressly indicates or indicates by act that it will not perform its guarantee obligations, or that the guarantor has lost part or all of its guarantee capacity, or the reduction in the value of collateral and other circumstances, which Party B deems may damage its creditor’s rights hereunder; or

(8) Other circumstances that Party B deems may damage its creditor’s rights hereunder.

IV. Remedies of Party B

Party B is entitled to excise any one or more of the following right(s) in case of the circumstance set forth in the Clauses 2 or 3 of this Article:

(1) To stop the disbursement of the loan;

(2) To declare the loan immediately due, and require Party A to promptly repay all due and undue principal, interest and fees hereunder;

(3) Party B is entitled to require Party A to pay liquidated damages equal to 0.05% of the amount not drawn and used by Party A as agreed in this Contract, as well as reject Party A’s drawing and use of the amount yet to be drawn under this Contract;

(4) If Party A does not use the loan as stipulated hereunder, the misappropriated part shall be imposed with penalty interest rate and compound interest based on the penalty interest rate and the agreed way of interest settlement hereunder for the period from the date of misappropriation to the date on which the entire principal and interest is settled;

(5) In case of overdue repayment, the overdue principal and interest (including the principal and interest of all or part of loan that Party B declares early due) shall be imposed with the penalty interest and compound interest based on the penalty interest rate and the agreed way of interest settlement hereunder for the period from the overdue date to the date on which the entire principal and interest is settled. Overdue repayment refers to Party A’s failure to repay the loan on time or as scheduled by this Contract for repayment by installments.

Before the due date, the overdue interest of Party A shall be imposed with compound interest based on the agreed loan rate and way of settlement hereunder.

(6) Other remedies shall include but not limit to:

1. To transfer the related amount in RMB or other currencies from Party A’s account in China Construction Bank without notifying Party A in advance;

2. To excise the security rights;

3. To require Party A to provide additional guarantee that meets the requirements of Party A for all the debts under this Contract;

4. To terminate this Contract.

Article 11 Miscellaneous

I. Cost Assumption

1. Any fee as a result of breach on the part of Party A of any provision hereof (including but not limited to litigation fees, arbitration fees, property preservation fees, travel fees, enforcement fees, assessment fees, auction fees, notary fees, service fees, advertising fees, legal fees, etc.) shall be borne by Party A.

2. Other fees: Any fee in connection with this Contract and the security hereunder, including, but not limited to, attorney’s fee, insurance, evaluation, registration, custody, appraisal, notary, tax, technology, environmental protection, supervision, etc., shall be borne by Party A. Registration fee incurred for the security hereunder shall be borne by Party B.

II. Use of Party A’s Information

Party A agrees that Party B may make inquiries on Party A’s status of credit to the credit database established under the approval of the People’s Bank of China and the authorized credit reporting authority or the relevant unit or department, and agrees that Party B may provide Party A’s information for the credit database established under the approval of the People’s Bank of China and the authorized credit reporting authority. Party A also agrees that Party B may reasonably use and disclose Party A’s information to meet the needs of business.

III. Announcement for Overdue Debts

In case of Party A’s overdue payment of the loan principal or interest, or other breach of contract, Party B shall be entitled to report such breach of contract to the relevant department or unit and make an announcement via press media to press for the overdue debts.

IV. Evidence Effectiveness of Party B’s Records

Unless there is any reliable and definite evidence to the contrary, Party B’s internal account records in relation to principal, interest, costs and debt repayment records, the vouchers and proofs for Party A’s withdrawal of loans, repayment of loans and payment of interest which are prepared and retained by Party B, and Party B’s records and proofs for the press for overdue debts shall all constitute the definite evidence to effectively prove the relationship between Party A and Party B. Party A shall not raise any objections only because such records, vouchers and proofs are unilaterally prepared or retained by Party B.

V. Retention of Rights

Party B’s rights under this Contract shall not affect and eliminate any of its rights under the laws, regulations and other contracts. Any tolerance, grace period or favorable treatment granted to the breach of contract or delay of performance, or any delay in performing any rights under this Contract shall not be deemed as a waiver of the rights and interests under this Contract or consent or acceptance of any breaching behaviors, nor shall it affect, prevent or impede the continuous exercise of such rights or the exercise of any other rights, or incur any obligations and responsibilities of Party B to Party A.

VI. In case that Party A is liable for any other due debts to Party B besides the debts hereunder, Party B is entitled to transfer the capital in RMB or other currencies from Party A’s account opened in China Construction Bank to repay any of such debts with priority. Party A agrees that it shall not raise any objection.

VII. Party A shall promptly deliver a written notice to Party B in case of any changes to Party A’s mailing address or contact, and shall bear all the losses due to the failure of prompt notice of such change.

VIII. Transfer of Amounts Payable

Party B is entitled to transfer the appropriate amount in RMB or other currencies from Party A’s account opened in China Construction Bank for all the amounts payable by Party A under this Contract without notifying Party A in advance. Party A shall be obligated to assist Party B in handling the foreign exchange settlement and sale or purchase as necessary. The related exchange rate risks shall be born by Party A.

IX. Dispute Resolution

Any dispute arising out of the implementation of this Contract may be resolved through consultation. If no resolution can be reached through consultation, the dispute shall be resolved through the first way as follows:

1. To file a lawsuit with the people’s court in the locality of Party B.

2. To refer the dispute to BLANK Arbitration Commission (with the arbitration venue at BLANK) for arbitration in accordance with the arbitration rules of such Commission in effect at the time of referral. The arbitration awards shall be final and binding upon both parties.

During the period of litigation or arbitration, the terms of this Contract which are not involved in disputes shall still be implemented.

X. Effectiveness of this Contract

This Contract shall only take effect after being signed or sealed with the company seals by Party A’s legal representative (principal) or authorized agent and Party B’s principal or authorized agent.

XI. This Contract shall be made in five copies.

XII. Miscellaneous

1. Any notice, request, litigation, arbitration and other related legal documents to be sent by one party to the other under shall be sent by expressage or registered mail to the address of the other specified herein and shall be deemed duly serviced if so sent. Change of the address of a party shall be promptly notified to the relevant parties and departments. The address of a party specified herein shall be the effective mailing address of that party before an effective notice on the change of the address is received.

BLANK

Article 12 Statements

I. Party A clearly understands the business scope and limit of authorization of Party B.

II. Party A has read through all the terms hereunder. Upon Party A’s request, Party B has explained the terms hereunder accordingly. Party A has full knowledge and thorough understanding of the meaning of the terms hereunder and the legal consequences thereof.

III. Party A’s execution and performance of obligations under this Contract is in compliance with the laws, administrative regulations, rules and the provisions of articles of association or internal constitutional documents of Party A, and have been approved by the authority within the company and/or the state authorized authorities.

IV. Party A meets the state requirements for the operational qualifications as an investment subject.

V. The Project is in compliance with the relevant state policies on industry, land, environmental protection, investment management, etc., and Party A has undertaken the legal management procedures as required.

VI. The Project of Party A is in compliance with the state regulations on capital system of investment projects.

VII. Party A and its controlling shareholders are in good credit status and have no significant negative records.

VIII. Party A declares that at the time this Contract is signed, Party A and its major related parties are not engaged in anything in violation of provisions of environmental protection and social risk management laws, rules and regulations and agrees that after signature of this Contract, Party A will strengthen environmental protection and social risk management of Party A and its major related parties, strictly abide by the provisions of laws, rules and regulations concerning environmental protection and social risk management and avoid damages and related risks (including, but not limited to, environmental and social problems concerning energy consumption, pollution, land, health, safety, relocation of residents, ecology protection, energy saving and emission reduction and climate change) in the process of construction, production and operations. Party A agrees that Party B has right to supervise the environmental and social risk management on the part of Party A and may request Party A to submit environmental and social risk management report. If the foregoing representations made by Party A is false or are not fully fulfilled by Party A, or Party A may commit any environmental and social risk, Party B may cease the credit granting to Party A (including, but not limited to, refusing to disburse the loan, issuing performance bond and bank acceptance, etc.) or declare early mature of creditor’s rights (including, but not limited to the loan, money advanced already incurred or may incur, etc), or take other remedial measures under this Contract or permitted by law.

Party A (Company Seal): Yida (Fujian) Tourism Group Ltd.

Legal Representative (Principal Officer) or Authorized Agent (Signature): /s/ Minhua Chen

Date: September 4, 2014

Party B (Company Seal): Fuzhou Chengdong Sub-Branch, China Construction Bank

Principal Officer or Authorized Agent (Signature): /s/ Fangxing Chen

Date: September 4, 2014